PRINCIPAL UNDERWRITING AGREEMENT

Between

STOCKCAR STOCKS MUTUAL FUND, INC.

and

TREND TRADER, LLC

THIS PRINCIPAL UNDERWRITING AGREEMENT is entered into as of this 26th day of September, 2006, by and between StockCar Stocks Mutual Fund, Inc. (the "Company"), a Maryland corporation, and Trend Trader, LLC, a Delaware corporation (the "Underwriter").

WITNESSETH:

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), as an open-end diversified management investment company, and its shares are registered pursuant to the Securities Act of 1933 (the "1933 Act");

WHEREAS, the Company is authorized to issue various series of shares, each of which represents a separate diversified portfolio of investments, and may establish additional series of shares (each series now or hereafter listed on Schedule A hereto, as such schedule may be amended from time to time, shall be referred to herein as a "Fund");

WHEREAS, the Company has issued shares of each Fund in one or more classes (each a "Class"), and has adopted a Plan of Distribution and Service (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to certain of those Classes (each a "12b- 1 Class");

WHEREAS, the Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

WHEREAS, the Company desires to retain the Underwriter to act as the Company's principal underwriter in connection with the offering and sale of shares of each Fund and to furnish certain other services; and

WHEREAS, the Underwriter is willing to act as principal underwriter and to furnish such services pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:

1.

Employment; Duties of the Underwriter.

(a)

The Company hereby employs the Underwriter, and the Underwriter hereby accepts employment, as the principal underwriter and exclusive sales agent in connection with the offering and sale of the shares of each Fund.  It is understood, however, that such employment does not preclude sales made directly by the Company or through its transfer agent as set forth in the Company's Registration Statement.  As used herein, the term "Registration Statement" shall mean the registration statement most recently filed by the Company under the 1933 Act and the 1940 Act, including any amendments or supplements thereto.  The Underwriter agrees to use its best efforts to promote the sale of the Funds' shares.  The Underwriter is not obligated to sell any specific number of shares.

(b)

The Underwriter shall hold itself available to receive purchase and redemption orders for shares of each Fund and to accept such orders on behalf of the Company.  The Underwriter shall promptly notify the Company or its transfer agent of all orders received.  Orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(c)

The Company reserves the right at all times to suspend or limit the public offering of the shares of any or all Funds (or of any or all Classes thereof) upon written notice to the Underwriter.  The Company and the Underwriter each has the right to reject any order in whole or in part.

(d)

The Underwriter shall provide or obtain certain shareholder services, including, but not limited to, maintaining account records for shareholders; answering inquiries relating to shareholders' accounts, the policies of the Funds and the performance of their investments; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for shares; providing assistance in connection with changing account setups and enrolling in various optional services; and producing and disseminating shareholder communications or servicing materials.  The Underwriter may pay compensation and expenses, including overhead, salaries, and telephone and other communications expenses, to Authorized Dealers (as defined below) and employees who provide such services.

(e)

The Underwriter in its discretion may enter into agreements with such brokers, dealers or other financial intermediaries ("Authorized Dealers") as it may select regarding the distribution of Fund shares and/or the servicing of shareholder accounts.  To the extent required by applicable law, each Authorized Dealer shall be appropriately registered and qualified to carry out its duties under its agreement with the Underwriter.

2.

Duties and Representations of the Company

(a)

The Company represents that it is duly organized and in good standing under the law of Maryland is registered as an open-end management investment company under the 1940 Act. The Company agrees that it will act in material conformity with its Articles of Incorporation, its By-Laws, its Registration Statement, as may be amended from time to time, and the resolutions and other instructions of its Board.  The Company agrees to comply in all material respects with the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations.  The Company represents and warrants that this Agreement has been duly authorized by all necessary action by the Company under the 1940 Act, state law and the Company's Articles of Incorporation and By-Laws.

(b)

The Company, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated.  The Company authorizes the Underwriter to use the Prospectus, in the form furnished to the Underwriter from time to time, in connection with the sale of Shares.

(c)

The Company represents and agrees that all shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable.  The Company further agrees that it shall have the right to suspend the sale of shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Securities and Exchange Commission (“SEC”).  The Company shall advise the Underwriter promptly of any such determination.

(d)

The Company agrees to advise the Underwriter promptly in writing:

(i)

of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)

in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)

of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

(iv)

of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

(e)

The Company shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Company shall notify the Underwriter in writing of the states in which the Shares may be sold and shall notify the Underwriter in writing of any changes to such information.

(f)

The Company agrees to file from time to time, such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.

Independent Contractor Status; Services Not Exclusive.  The Underwriter shall, for all purposes herein, be deemed to be an independent contractor.  The services to be rendered by the Underwriter pursuant to the provisions of this Agreement are not to be deemed exclusive, and the Underwriter shall therefore be free to render similar or different services to others; provided that, its ability to render the services described herein shall not be impaired thereby.

4.

Furnishing of Information.  Each Fund shall keep the Underwriter fully informed with regard to its affairs.  Each Fund shall furnish the Underwriter at least annually with audited financial statements of its books and accounts certified by its independent public accountants.  In addition, from time to time, each Fund shall furnish such additional financial or other information as the Underwriter may reasonably request.

5.

Offering Price.  Each Class of Fund shares shall be offered at a price equivalent to its net asset value per share (determined in the manner and at the time or times set forth in the Registration Statement) plus any applicable sales charge.  On each day on which the New York Stock Exchange ("NYSE") is open for business, the Company shall furnish (or arrange for another person to furnish) the Underwriter with each Class' net asset value per share.

6.

Compensation.

(a)

As compensation for its activities under this Agreement with respect to any Class of Fund shares with an initial sales charge, the Underwriter shall receive the sales charge, if any, imposed on purchases of shares of that Class.  The amount of the sales charge shall be calculated in accordance with the Registration Statement.  The Underwriter is authorized to collect the gross proceeds derived from the sale of such shares, remit the net asset value thereof to the Company and retain the initial sales charge.

(b)

As compensation for its activities under this Agreement with respect to any Class of Fund shares with a contingent deferred sales charge, the Underwriter shall receive the sales charge, if any, imposed on redemptions of shares of that Class.  The amount of the sales charge shall be determined in accordance with the Registration Statement.

(c)

As additional compensation, the Underwriter may receive a distribution and service fee, but only pursuant to a Plan adopted under Rule 12b-1.

(d)

The Underwriter may reallow to Authorized Dealers any or all of the initial sales charges, contingent deferred sales charges, or distribution and service fees which it is paid under this Agreement; provided, however, that the Underwriter may not make payments to any Authorized Dealer for shareholder servicing in an amount in excess of .25% of the average annual net asset value of the shares owned by clients of such Authorized Dealer.

7.

Purchases for Underwriter's Own Account.  The Underwriter shall not purchase shares for its own account for the purpose of resale to the public, but the Underwriter may purchase shares for its own account only upon written assurance that the purchase is for investment purposes and that the shares shall not be resold except through redemption by the Company.

8.

Allocation of Expenses.  (a) Each Fund will pay all fees and expenses in connection with (i) preparing audited and certified financial statements; (ii) registering and maintaining the registration of its shares under applicable federal and state securities laws; and (iii) preparing, printing and distributing prospectuses and statements of additional information, any supplements thereto, reports, and other communications that are sent to existing shareholders.

(b)

The Underwriter shall pay (or reimburse) all fees and expenses of each Fund in connection with (i) printing and distributing additional copies of prospectuses, statements of additional information, any supplements thereto, reports, and other communications for other than existing shareholders used to offer shares to the public; and (ii) preparing, printing and distributing all advertising and sales literature relating to the Fund.

(c)

The Underwriter shall pay all of its own expenses in connection with its services under this Agreement and may pay the salaries and expenses of Authorized Dealers or employees who engage in or support the distribution of Fund shares or who service shareholder accounts.

9.

Reports of Underwriter.  The Underwriter shall prepare, at least quarterly, reports for the Directors showing expenditures under this Agreement and the purposes for which such expenditures were made.

10.

Conduct of Business.  The Company authorizes the Underwriter to provide only such information and to make only such statements and representations as permitted in accordance with federal and state securities laws and applicable rules of self-regulatory organizations.

11.

Additional Funds.  In the event that the Company establishes one or more series of shares with respect to which it desires to have the Underwriter render services under this Agreement, it shall so notify the Underwriter in writing.  If the Underwriter agrees in writing to provide said services, such series of shares shall become a Fund hereunder upon execution of a new Schedule A and approval by the Directors.

12.

Liability.  (a)

The Company authorizes Underwriter and dealers to use any prospectus in the form most recently furnished in connection with the sale of the shares.  The Company agrees to indemnify, defend and hold Underwriter, its directors, shareholders and employees, and any person who controls Underwriter within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Underwriter, its shareholders, directors and employees, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Company’s agreement to indemnify Underwriter, its shareholders, directors or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Company by Underwriter and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Company’s agreement to indemnify Underwriter and the Company’s representations and warranties hereinbefore set forth in this paragraph 12 shall not be deemed to cover any liability to the Company or its Shareholders to which Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Underwriter’s reckless disregard of its obligations and duties under this agreement.  The Company’s agreement to indemnify Underwriter, its shareholders, directors and employees, and any such controlling person, as aforesaid, is expressly conditioned upon the Company’s being notified of any action brought against Underwriter, its shareholders, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal ffice and sent to the Company by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served.  The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company’s indemnity agreement contained in this paragraph 12.  The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Underwriter, which approval shall not be unreasonably withheld.  In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Underwriter reasonably does not approve of counsel chosen by the Company, the Company will reimburse Underwriter, its shareholders, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Underwriter or them.  The Company’s indemnification agreement contained in this paragraph 12 and the Company’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Underwriter, its shareholders, directors and employees, or any controlling person, and shall survive the delivery of any Shares.  This agreement of indemnity will inure exclusively to Underwriter’s benefit, to the benefit of its several shareholders, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors.  The Company agrees promptly to notify Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any shares.

(b)

Underwriter agrees to indemnify, defend and hold the Company, its several officers and Directors and any person who controls the Company within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Underwriter to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Underwriter to the Company required to be stated in such answers or necessary to make such information not misleading.  Underwriter’s agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Underwriter’s being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Underwriter at its principal office and sent to Underwriter by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served.  The failure to so notify Underwriter of any such action shall not relieve Underwriter from any liability which Underwriter may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Underwriter’s indemnity agreement contained in this paragraph 12.  The Underwriter will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Underwriter and approved by the Company, which approval shall not be unreasonably withheld.  In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing approved by the Company, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Underwriter does not elect to assume the defense of any such suit, or in case the Company reasonably does not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Company, its shareholders, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Company or them.  The Underwriter’s indemnification agreement contained in this paragraph 12 and the Underwriters’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, its shareholders, directors and employees, or any controlling person, and shall survive the delivery of any Shares.  This agreement of indemnity will inure exclusively to the Company benefit, to the benefit of its several shareholders, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors.  The Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Underwriter or any of its officers or directors in connection with the issue and sale of any shares.

13.

Term of Agreement.  This Agreement shall become effective on the date above written and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided.  Thereafter this Agreement shall continue in effect with respect to each Fund from year to year so long as such continuation is approved at least annually for each Fund by (i) the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Directors of the Company who are not parties to this Agreement or interested persons of any such party ("Disinterested Directors") and by a majority of those Disinterested Directors who have no direct or indirect financial interest in any Plan or this Agreement. ("Rule 12b-1 Directors"), with such vote being cast in person at a meeting called for the purpose of voting on such approval.

14.

Termination.  This Agreement may be terminated with respect to any Fund at any time without payment of any penalty (a) by the Directors, by vote of a majority of the outstanding voting securities of the Fund, or by the vote of a majority of the Rule 12b-1 Directors, upon delivery of sixty (60) days' written notice to the Underwriter, or (b) by the Underwriter upon sixty (60) days' written notice to the Fund.  Termination of this Agreement with respect to one Fund shall not affect the continued effectiveness of this Agreement with respect to any other Fund.  This Agreement shall terminate automatically in the event of its assignment.

15.

Entire Agreement; Amendment.  This Agreement represents the entire agreement between the parties hereto and supersedes any prior agreement between the parties pertaining to the subject matter hereof, whether oral or written.  This Agreement may only be modified or amended by mutual written agreement of the parties hereto.

16.

No Waiver.  The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

17.

Definitions.  For purposes of application and operation of the provisions of this Agreement, the terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.  In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

18.

Severability.  The provisions of this Agreement shall be considered severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

19.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

20.

Notices.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at the address such other party may designate from time to time for the receipt of such notices.

21.

Applicable Law.  This Agreement shall be governed by and construed in accordance  with the laws of the State of Ohio except insofar as the 1940 Act may be controlling.

22.

Limitations of Liability of the Directors and Shareholders.  A copy of the  Second Amended and Restated Articles of Incorporation are on file with the Secretary of State in Maryland and notice is hereby given that this Agreement is executed on behalf of the Directors as Directors, and not individually.  The Underwriter acknowledges and agrees that the obligations of a Fund hereunder are not binding upon any of the Directors or shareholders of the Fund personally but are binding only upon the assets and property of that Fund and no other.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.

STOCKCAR STOCKS MUTUAL FUNDS, INC.

ATTEST:

By: ___________________________________

       Name of Officer

       Title of Officer

TREND TRADER, LLC

ATTEST:

By: ___________________________________

       Name of Officer

_________________

       Title of Officer

PRINCIPAL UNDERWRITING AGREEMENT

SCHEDULE A

Series

STOCKCAR STOCKS MUTUAL FUND, INC.